KPMG
Samakh Chaikin	Telephone 972 3 684 8000
KPMG Millennium Tower	Fax 972 3 684 8444
17 Ha'arba'a Street, PO Box 609	Internet www.kpmg.co.il
Tel Aviv 61006 Israel

Form F-3
Exhibit 23.3

Consent of Somekh Chaikin, a member firm of KPMG International
Independent Registered Public Accounting Firm

The Board of Directors
XTL Biopharmaceuticals Ltd.
Rehovot
Israel

We consent to the use of our report dated May 3, 2005, with respect to the consolidated statements of operations, changes in shareholders' equity and cash flows of XTL Biopharmaceuticals Ltd. (A Development Stage Company) and its subsidiary for the period from March 9, 1993 to December 31, 2000, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants(Isr.)
(A member firm of KPMG International)

Tel Aviv, Israel
March 22 , 2007

Somekh Chaikin, a partnership registered under the Israeli Partnership
Ordinance, is the Israeli member firm of KPMG International, a Swiss cooparative.